Exhibit 99.1
vTv Therapeutics Announces 2023 First Quarter Financial Results and Provides Corporate Update

HIGH POINT, N.C. - May 11, 2023 – vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of an adjunctive therapy to insulin for the treatment of type 1 diabetes ("T1D"), today reported financial results for the first quarter ended March 31, 2023, and provided an update on recent corporate developments.

“During the first several months of 2023, we continued making progress to align with the FDA on an efficient development pathway to support registration of TTP399 as an adjunctive therapy to insulin for the treatment of type 1 diabetes and we remain on-track to commence study activities in the second half of the year,” said Paul Sekhri, Chief Executive Officer of vTv. “In addition to our ongoing efforts to advance studies of TTP399 in type 1 diabetes, we continue to work with an affiliate of G42 Investments in preparation for a phase 2 study comparing TTP399 with placebo in patients with type 2 diabetes on insulin therapy.”

Recent Company Highlights

•Strengthened the Company’s balance sheet following receipt of approximately $12.0 million from G42 Investments on February 28, 2023, in satisfaction of the promissory note issued in connection with the common stock purchase agreement entered into between vTv and G42 Investments in 2022. As of March 31, 2023, the Company’s cash and cash equivalents totaled approximately $18.8 million.

•On February 24, 2023, the Company received written confirmation that the FDA is in agreement with its pediatric study plan for the study of TTP399 in T1D patients between 2 and 16 years of age.
First Quarter 2023 Financial Results

•Cash Position: The Company’s cash position as of March 31, 2023, was $18.8 million compared to $12.1 million as of December 31, 2022. The increase is attributed to receipt of the promissory note from G42 Investments on February 28, 2023.

•Research & Development (R&D) Expenses: R&D expenses were $3.9 million and $3.1 million in each of the three months ended March 31, 2023 and 2022, respectively. The increase of $0.8 million is primarily attributable to higher spending on TTP399, due to increases in drug product related costs, an increase in indirect costs and other projects related to the development of TTP399.
•General & Administrative (G&A) Expenses: G&A expenses were $3.5 million and $5.3 million for each of the three months ended March 31, 2023 and 2022, respectively. The decrease of $1.9 million was primarily due to decreases in legal expense and severance expense, partially offset by higher other G&A costs.
•Other Income (Expense): Other income for the three months ended March 31, 2023, was $1.6 million and was driven by an unrealized gain related to our investment in Reneo, offset by losses related to the change in the fair value of the outstanding warrants to purchase shares of our stock issued to related parties and the loss from the early redemption of the G42 promissory note. Other expense for the three months ended March 31, 2022, was

$2.7 million and was related to the unrealized loss recognized related to our investment in Reneo as well as gains related to the change in the fair value of the outstanding warrants held by a related party.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended March 31, 2023, was $4.5 million or $0.06 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $7.0 million or $0.10 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,766	$12,126
Accounts receivable	—	173
Promissory note receivable	—	12,243
Prepaid expenses and other current assets	1,846	2,537
Current deposits	15	15
Total current assets	20,627	27,094
Property and equipment, net	185	207
Operating lease right-of-use assets	324	349
Long-term investments	7,692	5,588
Total assets	$28,828	$33,238
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$8,358	$7,313
Current portion of operating lease liabilities	157	154
Current portion of contract liabilities	17	17
Current portion of notes payable	—	224
Total current liabilities	8,532	7,708
Contract liabilities, net of current portion	18,669	18,669
Operating lease liabilities, net of current portion	297	338
Warrant liability, related party	922	684
Total liabilities	28,420	27,399
Commitments and contingencies
Redeemable noncontrolling interest	19,600	16,579
Stockholders’ deficit:
Class A Common Stock	815	815
Class B Common Stock	232	232
Additional paid-in capital	254,080	253,737
Accumulated deficit	(274,319)	(265,524)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(19,192)	(10,740)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$28,828	$33,238

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Revenue	$—	$2,000
Operating expenses:
Research and development	3,942	3,133
General and administrative	3,485	5,348
Total operating expenses	7,427	8,481
Operating loss	(7,427)	(6,481)
Interest income	100	—
Interest expense	—	(1)
Other income (expense), net	1,553	(2,742)
Loss before income taxes and noncontrolling interest	(5,774)	(9,224)
Income tax provision	—	200
Net loss before noncontrolling interest	(5,774)	(9,424)
Less: net loss attributable to noncontrolling interest	(1,275)	(2,417)
Net loss attributable to vTv Therapeutics Inc.	$(4,499)	$(7,007)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,499)	$(7,007)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(0.06)	$(0.10)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	81,483,600	66,942,777
About vTv Therapeutics
vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by TTP399, a potential adjunctive therapy to insulin for the treatment of type 1 diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and glioblastoma and other cancers.
Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. In addition, we may not be able to successfully complete a successful financing, partnering or licensing transactions with respect to TTP399. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts:

Investors:
Lee Roth
Burns McClellan
lroth@burnsmc.com

Media:
Selina Husain / Robert Flamm, Ph.D.
Burns McClellan, Inc.
shusain@burnsmc.com / rflamm@burnsmc.com